UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) JUNE 4, 2007
NORTEL NETWORKS CORPORATION
(Exact name of Registrant as Specified in Charter)

CANADA	001-07260	NOT APPLICABLE

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA		M9C 5K1

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Nortel Networks Corporation (the “registrant”) is filing certain agreements as exhibits to this current report on Form 8-K in connection with requests for confidential treatment previously submitted to the Securities and Exchange Commission (the “SEC”). The registrant originally filed the agreements being filed with this current report as Exhibits 10.4, 10.5 and 10.6 to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and subsequently as Exhibits 10.7, 10.8 and 10.9 to its 10-Q for the quarter ended March 31, 2007. After discussions with the Staff of the Division of Corporation Finance of the SEC, the registrant is hereby filing Exhibits 99.1, 99.2 and 99.3 to this current report with certain modifications to the sections for which confidential treatment was requested.
Item 9.01 Financial Statements and Exhibits
(c)   Exhibits
99.1*	Amended and Restated Master Contract Manufacturing Services Agreement dated June 29, 2004 between Nortel Networks Limited and Flextronics Telecom Systems, Ltd.

99.2*	Master Repair Services Agreement dated June 29, 2004 between Nortel Networks Limited and Flextronics Telecom Systems, Ltd.

99.3*	Master Contract Logistics Services Agreement dated June 29, 2004 between Nortel Networks Limited and Flextronics Telecom Systems, Ltd.

*	Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. These portions have been filed separately with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Gordon A. Davies
Gordon A. Davies
Chief Legal Officer and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: June 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Amended and Restated Master Contract Manufacturing Services Agreement dated June 29, 2004 between Nortel Networks Limited and Flextronics Telecom Systems, Ltd.

99.2*	Master Repair Services Agreement dated June 29, 2004 between Nortel Networks Limited and Flextronics Telecom Systems, Ltd.

99.3*	Master Contract Logistics Services Agreement dated June 29, 2004 between Nortel Networks Limited and Flextronics Telecom Systems, Ltd.

*	Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. These portions have been filed separately with the SEC.